UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 28, 2014

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On January 28, 2014, Fluidigm Corporation, a Delaware corporation (“Fluidigm”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Fluidigm, DVS Sciences, Inc., a Delaware corporation (“DVS US”), Dawid Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Fluidigm (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company, as stockholder representative. Under the Merger Agreement, on the terms and subject to the satisfaction of the conditions set forth therein, Merger Sub will be merged with and into DVS US (the “Merger”). DVS US will survive the Merger and become a wholly-owned subsidiary of Fluidigm. DVS Sciences Inc., a Canadian corporation and wholly-owned subsidiary of DVS US, is not a party to the Merger and will continue as a wholly-owned subsidiary of DVS US.

Under the terms of the Merger Agreement, upon consummation of the Merger, all outstanding shares of capital stock of DVS US will be cancelled and converted into the right to receive merger consideration with a value equal to approximately $207.5 million in the aggregate, subject to certain adjustments specified in the Merger Agreement (the “Merger Consideration”). Subject to certain adjustments specified in the Merger Agreement, approximately $125.0 million of the Merger Consideration payable to DVS US stockholders will be payable in cash. Approximately $82.5 million of the Merger Consideration will be comprised of a number of shares of Fluidigm’s authorized common stock (“Fluidigm Common Stock”) determined based on the volume weighted average closing price of Fluidigm Common Stock during the five trading days ending on the third trading day before the closing of the Merger, provided that the applicable number of shares will be determined within a collar of 10% above or 10% below the volume weighted average closing price of Fluidigm Common Stock during the five trading days ending on the trading day immediately prior to the signing of the Merger Agreement.

Under the terms of the Merger Agreement, Fluidigm will assume all stock options, both vested and unvested, and all unvested shares of restricted stock of DVS US that are outstanding immediately prior to the effective time of the Merger, other than stock options and shares of unvested restricted stock that are held by non-continuing employees and other service providers of DVS US and its subsidiary. Such assumed options and unvested restricted stock of DVS US will be exercisable for, or be converted into, shares of Fluidigm Common Stock, as the case may be, pursuant to an exchange ratio specified in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of DVS US. The Merger Agreement also provides that the stockholders of DVS US will indemnify Fluidigm and its affiliated parties for certain matters as specified in the Merger Agreement. Approximately 50% of the aggregate number of shares of Fluidigm Common Stock issuable in connection with the Merger will be placed into an escrow to secure the indemnification obligations of DVS US’s stockholders. Of the aggregate number of shares placed into escrow, approximately one-half will secure indemnification obligations for losses arising out of inaccuracies in, or breaches of, representations, warranties and covenants of DVS US under the Merger Agreement as well as pre-closing taxes of DVS US and its subsidiaries, appraisal claims of DVS US stockholders, and certain other matters, and approximately one-half will secure indemnification obligations for losses arising out of specific indemnities under the Merger Agreement. One-half of the total escrowed shares, apportioned equally between the separate escrowed amounts, will be released 13 months from the closing of the Merger (less any amounts to satisfy pending claims), and the remaining escrowed shares of Fluidigm Common Stock will be released 18 months from the closing of the Merger (less any amounts to satisfy pending claims).

The Merger Agreement contains customary closing conditions, including the requisite consent to the adoption of the Merger by DVS US’s stockholders, which has already been obtained, and the consummation of an underwritten public offering of Fluidigm’s convertible senior notes due 2034.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Fluidigm or DVS US. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by DVS US to Fluidigm, and by Fluidigm to DVS US, in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Fluidigm and DVS US rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about DVS US or Fluidigm. The Merger Agreement is filed herewith as Exhibit 2.1 to this report and is incorporated by reference herein.

On January 29, 2014, Fluidigm and DVS US issued a joint press release announcing that the parties had entered into a Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Business Financing Modification Agreement

On January 29, 2014, Fluidigm entered into a Business Financing Modification Agreement (the “Modification Agreement”) with Bridge Bank, National Association (“Bridge Bank”), effective as of January 29, 2014. The Modification Agreement amends the Business Financing Agreement between Fluidigm and Bridge Bank, dated December 16, 2010, as amended (together with the Modification Agreement, the “Business Financing Agreement”).

The Modification Agreement, among other things, (i) permits Fluidigm to issue convertible senior notes in a principal amount of up to $220 million, and (ii) provides Bridge Bank’s consent to Fluidigm’s acquisition of DVS US. Except to the extent specifically amended pursuant to the Modification Agreement, the Business Financing Agreement remains in full force and effect.

The foregoing description of the Modification Agreement is qualified in its entirety by reference to the full text of the Modification Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated into this Item 3.02. In accordance with the Merger Agreement, a portion of the consideration to be delivered to the former stockholders of DVS US consists of shares of Fluidigm Common Stock. These shares of Fluidigm Common Stock will be issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On January 29, 2014, Fluidigm issued a press release announcing an offering of convertible senior notes due 2034 in an underwritten public offering. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The consolidated balance sheet, and the related consolidated statements of comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years ended December 31, 2011 and 2012 of DVS US, the related notes thereto, and the report of independent auditors related thereto with respect to the audited financial statements of DVS US, are filed as Exhibit 99.3 to this report and are incorporated by reference herein.

The unaudited consolidated balance sheet as of September 30, 2013, and the related unaudited consolidated statements of comprehensive income (loss), and cash flows for the nine months ended September 30, 2012 and 2013 of DVS US, and the related notes thereto, are filed as Exhibit 99.3 to this report and are incorporated by reference herein.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2013, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013, and the related notes thereto, of Fluidigm after giving effect to the acquisition of DVS US, are filed as Exhibit 99.4 to this report and are incorporated by reference herein.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibits are deemed to have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated January 28, 2014 by and among Fluidigm Corporation, DVS Sciences, Inc., Dawid Merger Sub, Inc. and Shareholder Representative Services LLC

10.1	Business Financing Modification Agreement dated January 29, 2014, by and between Bridge Bank, National Association and Fluidigm Corporation

23.1	Consent of BDO USA, LLP, independent registered public accounting firm of DVS Sciences, Inc.

99.1	Fluidigm Corporation and DVS Sciences, Inc. Joint Press Release dated January 29, 2014

99.2	Fluidigm Corporation Press Release dated January 29, 2014

99.3	Consolidated financial statements of DVS Sciences, Inc. for the nine months ended September 30, 2013 and 2012, and the years ended December 31, 2012 and 2011

99.4	Unaudited pro forma condensed combined financial data of Fluidigm Corporation for the year ended December 31, 2012 and as of and for the nine months ended September 30, 2013

Forward Looking Statements

This Current Report on Form 8-K and certain of the exhibits incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected timing of the acquisition of DVS Sciences; the prospects for the combined company; the market opportunity for Fluidigm and DVS Sciences’ products; Fluidigm’s expectations for the development of the single-cell genomics market and introduction of new products in such market and the future growth of Fluidigm’s business; and Fluidigm’s proposed offering of convertible notes. Statements that are not purely historical are forward looking statements. Forward-looking statements involve substantial risks and uncertainties that may cause actual events or results to differ materially from currently anticipated events or results such as Fluidigm’s lack of experience in acquiring and integrating new businesses; risks relating to the integration of DVS’s business and operations with those of Fluidigm; the possibility that Fluidigm will not realize the anticipated revenue and potential operating expense synergies of the proposed acquisition; the possible loss of key employees, customers, or suppliers as a result of uncertainty caused by the announcement of the proposed acquisition; intellectual property risks arising from the acquisition, including risks relating to maintaining material in-licensed intellectual property rights; and risks that the acquisition or Fluidigm’s proposed offering of convertible notes may not be completed. In addition, our business and that of DVS US are subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of products; Fluidigm’s ability to successfully launch new products and applications; competition; Fluidigm’s sales, marketing and distribution capabilities; Fluidigm’s planned sales, marketing, and research and development activities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products;

seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting our business and operating results are contained in Fluidigm’s most recent Form 10-Q and the Registration Statement Form S-3ASR and prospectus supplement and accompanying prospectus filed with the SEC related to the offering of the convertible notes. You should review these risk factors carefully. Although we believe that the forward-looking statements contained herein and in the documents incorporated by reference are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Fluidigm does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

By:	/s/ Vikram Jog
Vikram Jog Chief Financial Officer

Date: January 29, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated January 28, 2014 by and among Fluidigm Corporation, DVS Sciences, Inc., Dawid Merger Sub, Inc. and Shareholder Representative Services LLC

10.1	Business Financing Modification Agreement dated January 29, 2014, by and between Bridge Bank, National Association and Fluidigm Corporation

23.1	Consent of BDO USA, LLP, independent registered public accounting firm of DVS Sciences, Inc.

99.1	Fluidigm Corporation and DVS Sciences, Inc. Joint Press Release dated January 29, 2014

99.2	Fluidigm Corporation Press Release dated January 29, 2014

99.3	Consolidated financial statements of DVS Sciences, Inc. for the nine months ended September 30, 2013 and 2012, and the years ended December 31, 2012 and 2011

99.4	Unaudited pro forma condensed combined financial data of Fluidigm Corporation for the year ended December 31, 2012 and as of and for the nine months ended September 30, 2013